Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, Inc.

Address of Joint Filer:	1701 Village Center Circle Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Earliest Transaction Required to be Reported:	March 18, 2024

Designated Filer:	Cannae Holdings, Inc.

Signature:

Cannae Holdings, Inc.

/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary
Date: March 20, 2024

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, LLC

Address of Joint Filer:	c/o Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Earliest Transaction Required to be Reported:	March 18, 2024

Designated Filer:	Cannae Holdings, Inc.

Signature:

Cannae Holdings, LLC

/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Managing Director, General Counsel and Corporate Secretary
Date: March 20, 2024

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	DNB Holdco, LLC

Address of Joint Filer:	c/o Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Dun & Bradstreet Holdings, Inc. [DNB]

Date of Earliest Transaction Required to be Reported:	March 18, 2024

Designated Filer:	Cannae Holdings, Inc.

Signature:

DNB Holdco, LLC

/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President and General Counsel
Date: March 20, 2024